Exhibit 99.1

April 13, 2012

Dear McEwen Mining Shareholders,

Please find the attached El Gallo Complex development update.

Exciting new developments at the El Gallo Complex this week: Sinaloa State Governor Mario Lopez tours the project with Rob McEwen.

First gold pour only a few months away!

Key development highlights over the past two weeks are:

• Installation of process plant equipment underway

• Retaining wall for crushing plant complete

• Crushing plant equipment arrives onsite

• Heap leach pad expansion 40% complete

• 170,000 tonnes of ore at 1.48 gpt stockpiled since December

To view the El Gallo Development Photo Update, please click here.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto ON M5J 2T3 P.O. Box 792 E-mail: info@mcewenmining.com

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MUX El Gallo Complex Development Photo Update April 13, 2012 MCEWEN MINING

2 Rob McEwen at the inaugural road opening ribbon cutting.

3 Local attendees helping to commemorate road opening.

4 Rob McEwen, beside Governor of Sinaloa State, Mario Lopez, addresses crowd during inaugural road opening ceremony.

5 Mario Lopez addresses local town and discusses future employment opportunities for the area.

6 Local attendees helping to commemorate road opening.

7 Rob McEwen, Mario Lopez and Gloria Felix (Mayor of Municipality) participating in celebration.

8 Rob McEwen, Mario Lopez and Gloria Felix (Mayor of Municipality) participating in celebration.

9 Mexico staff providing operational tour to government officials of El Gallo Phase 1 construction.

10 Rob McEwen reviewing progress at El Gallo Phase 1.

11 New administration building nears completion.

12 New ADR process plant equipment being installed.

13 ADR process plant foundation complete.

14 New crushing equipment being assembled.

15 Retaining wall for crushing plant now complete.

16 Heap leach pad expansion 40% complete.

17 The Big Dig: 170,000 tonnes of ore at 1.48 gpt stockpiled since December.

18 Mining continues at the Sargrado Corazon deposit.

19 Mining at El Gallo Phase 1 operating at full capacity.

20 Back filling in foreground and mining in background.

MUX For further information please contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441- 0690 Fax: (647) 258-0408 Email: info@mcewenmining.com MCEWEN MINING